UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2019 (November 1, 2019)

McDONALD'S CORPORATION
(Exact name of registrant as specified in its charter)

MCDONALDS CORP
Delaware	1-5231	36-2361282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

110 North Carpenter Street
Chicago, Illinois
(Address of Principal Executive Offices)

60607
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	MCD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of McDonald’s Corporation (the “Company”) has named Chris Kempczinski, formerly President, McDonald’s USA, as President and Chief Executive Officer and as a member of the Board and the Executive Committee of the Board, effective as of November 1, 2019.  Mr. Kempczinski succeeds Stephen Easterbrook, who was separated from his officer and director positions with the Company, also effective as of November 1, 2019.  In addition, the Board has named Joseph Erlinger, formerly President - International Operated Markets, as President, McDonald’s USA.
Prior to the appointment of Mr. Kempczinski, 51, as President and Chief Executive Officer, he served as President, McDonald’s USA, a position he held since January 2017.  Prior to that, Mr. Kempczinski served as Corporate Executive Vice President - Strategy, Business Development and Innovation, from October 2015 through December 2016.  Mr. Kempczinski joined the Company from Kraft Heinz, a manufacturer and marketer of food and beverage products, where he most recently served as Executive Vice President of Growth Initiatives and President of Kraft International from December 2014 to September 2015.  Prior to that, Mr. Kempczinski served as President of Kraft Canada from July 2012 through December 2014 and as Senior Vice President - U.S. Grocery from December 2008 to July 2012.
Prior to the appointment of Mr. Erlinger, 46, as President, McDonald’s USA, he served as President - International Operated Markets, a position he held since January 1, 2019.  Prior to that, Mr. Erlinger served as President - High Growth Markets, from September 2016 through December 2018.  From March 2015 to January 2017, Mr. Erlinger served as Vice President and Chief Financial Officer - High Growth Markets (serving in dual roles from September 2016 through January 2017), as Managing Director of McDonald’s Korea from April 2013 to January 2016 (serving in dual roles from March 2015 through January 2016), and US Vice President - GM for the Indianapolis region from December 2010 to March 2013.  Mr. Erlinger has served the Company for 17 years.
In connection with Mr. Kempczinski’s appointment as President and Chief Executive Officer, his annual base salary was set at $1,250,000 and his target annual bonus opportunity was set at 170% of his annual base salary.  In connection with Mr. Erlinger’s appointment as President, McDonald’s USA, his annual base salary was set at $775,000 and his target annual bonus opportunity was set at 100% of his annual base salary.
The Company has entered into a separation agreement with Mr. Easterbrook, which provides that he will be eligible for the severance benefits contemplated by the Company’s benefit plans upon a termination of employment.  In consideration for such benefits, Mr. Easterbrook has agreed to a release of claims in favor of the Company, to cooperate with the Company following his termination and to various restrictive covenants, including nonsolicitation of employees and non-interference with business partners for two years post-termination and perpetual confidentiality and nondisparagement covenants.  In addition, the separation agreement contains a two-year post-termination noncompetition covenant, which is six months longer and more expansive in scope than Mr. Easterbrook’s existing noncompetition covenants.
The foregoing description of the terms and conditions of the separation agreement with Mr. Easterbrook does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
A copy of the press release issued by the Company on November 3, 2019, announcing the appointment of Mr. Kempczinski as President and Chief Executive Officer is attached as Exhibit 99.1 hereto.  A copy of the press release issued by the Company on November 3, 2019, announcing the appointment of Mr. Erlinger as President, McDonald’s USA is attached as Exhibit 99.2 hereto.

Item 9.01.	Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit No.	Description
10.1	Separation Agreement, dated as of November 1, 2019, by and between Stephen Easterbrook and McDonald’s Corporation
99.1	Press Release dated as of November 3, 2019: McDonald’s Corporation Announces Leadership Transition
99.2	Press Release dated as of November 3, 2019: McDonald’s Names Joe Erlinger as New Leader for US Business
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

November 4, 2019	By:	/s/ Jerome N. Krulewitch
Jerome N. Krulewitch Corporate Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Separation Agreement, dated as of November 1, 2019, by and between Stephen Easterbrook and McDonald’s Corporation
99.1	Press Release dated as of November 3, 2019: McDonald’s Corporation Announces Leadership Transition
99.2	Press Release dated as of November 3, 2019: McDonald’s Names Joe Erlinger as New Leader for US Business
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document